                                                                  EXECUTION COPY








                          ATLAS PIPELINE PARTNERS, L.P.

                             2,645,000 Common Units

                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT

                                  May 26, 2005


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
A.G. EDWARDS & SONS, INC.
WACHOVIA CAPITAL MARKETS, LLC
KEYBANC CAPITAL MARKETS,
a Division of McDonald Investments Inc.
SANDERS MORRIS HARRIS, INC.
    as Representatives of the Several Underwriters named in Schedule I hereto c/o Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 19TH Street North
Arlington, VA  22209

Ladies & Gentlemen:


         Atlas Pipeline Partners, L.P., a Delaware limited partnership (the "Partnership" or the "Company"), proposes to issue and sell (the "Offering") an aggregate of 2,300,000 common units (the "Firm Units") representing limited partner interests in the Partnership (the "Common Units") to the several underwriters named in Schedule I hereto (the "Underwriters"), upon the terms and conditions set forth in Section 2 hereof. The Partnership also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 345,000 Common Units (the "Option Units"). The Firm Units and the Option Units are hereinafter collectively referred to as the "Units."


         Atlas Pipeline Partners, GP, LLC, a Delaware limited liability company (the "General Partner"), serves as the general partner of the Partnership. The Partnership and the General Partner wish to confirm as follows their agreement with you (the "Representatives") and the several other Underwriters on whose behalf you are acting, in connection with the several purchases of the Units by the Underwriters.




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                                                                  EXECUTION COPY

         1. Registration Statement and Prospectus. The Partnership has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (No. 333-113523) for the registration of the Units under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Partnership has prepared and filed such amendments thereto, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Partnership files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. The Partnership proposes to file with the Commission pursuant to Rule 424(b) under the Securities Act, a supplement to the prospectus dated April 5, 2004, relating to the Units and the method of distribution thereof. The term "Base Prospectus" means the prospectus included in the Registration Statement; the term "Preliminary Prospectus Supplement" means any preliminary form of the prospectus supplement or prospectus supplements subject to completion specifically relating to the Units, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) of the Securities Act Regulations; the term "Prospectus Supplement" means any prospectus supplement specifically relating to the Units, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act; the term "Prospectus" means the Base Prospectus, including, in each case, the Prospectus Supplement. References herein to the Preliminary Prospectus Supplement and the Prospectus include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus Supplement.

         2. Agreements to Sell and Purchase.

               (a) Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per Unit of $40.06, the Partnership agrees to sell to the Underwriters 2,300,000 Common Units, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Units set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional units.


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               (b) In addition, upon the basis of the warranties and
representations and other terms and conditions herein set forth, at the purchase price per Unit set forth in paragraph (a), the Partnership hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Partnership, all or any part of the Option Units, plus any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Units upon notice by the Representatives to the Company setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Partnership, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Units, the Company will sell that proportion of the total number of Option Units then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Units, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Units

         3. Terms of Public Offering. The Partnership has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after this Agreement has become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.

         4. Delivery and Payment. The Units to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Partnership shall be delivered by or on behalf of the Partnership to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Partnership upon at least forty-eight hours' prior notice. The Partnership will cause the certificates representing the Firm Units to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Partnership). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time" and the date of delivery of both Firm Units and Option Units is hereinafter sometimes called the "Date of Delivery."

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         Any Option Units to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Partnership shall be delivered by or on behalf of the Partnership to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Partnership upon at least forty-eight hours' prior notice. The Partnership will cause the certificates representing the Option Units to be made available for checking and packaging at least twenty-four hours prior to the Date of Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Partnership of the Underwriters' election to purchase such Option Units or on such other time and date as the Partnership and the Representatives may agree upon in writing.

         5. Agreements of the Partnership and the General Partner. The Partnership and the General Partner agree with the several Underwriters as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the Partnership and the General Partner will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing when the Registration Statement or such post-effective amendment has become effective.

                  (b) The Partnership will advise you promptly and, if requested by you, will confirm such advice in writing: (i) when any amendments to the Registration Statement in connection with the offering and sale of Units contemplated by this Agreement become effective; (ii) of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information in connection with the offering and sale of Units contemplated by this Agreement; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) of the receipt of any comments from the Commission and (v) within the period of time referred to in paragraph (f) below, of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement in connection with the offering and sale of Units contemplated by this Agreement, the Partnership and the General Partner will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.



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                  (c) The Partnership has previously furnished to you, without charge, (i) two EDGAR versions of the Registration Statement as originally filed with the Commission and of each amendment thereto filed in connection with the offering and sale of Units contemplated by this Agreement, including financial statements and all exhibits to the Registration Statement, (ii) two manually signed copies of the registration statement corresponding to the EDGAR version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and (iii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you or your counsel may reasonably request.

                  (d) The Partnership will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus in connection with the offering and sale of Units contemplated by this Agreement of which you shall not previously have been advised or to which you or your counsel shall reasonably object in writing after being so advised or
   (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

                  (e) Prior to the execution and delivery of this Agreement, the Partnership has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the Prospectus. The Partnership consents to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prospectus so furnished by the Partnership.



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                  (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request, which shall be identical to the versions transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T. At any time after nine months after the time of issuance of the Prospectus, upon request, but at your expense, the Partnership will deliver as many copies of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act as you may reasonably request, provided that a prospectus is required by the Act to be delivered in connection with sales of Units by any Underwriter or dealer. The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Partnership or in the reasonable opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that, if any such event necessitating a supplement or amendment to the Prospectus occurs at any time after nine months after the time of issuance of the Prospectus, such supplement or amendment shall be prepared at your expense. In the event that the Partnership and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Partnership, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (g) The Partnership and the General Partner will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Partnership or the General Partner be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.



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                  (h) The Partnership will make generally available to its
   unitholders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (i) During the period of five years hereafter, the Partnership will furnish to you (i) as soon as publicly available, a copy of each report of the Partnership mailed to unitholders or filed with the Commission or the principal national securities exchange or automated quotation system upon which the Units may be listed, and (ii) from time to time such other information concerning the Partnership as you may reasonably request.

                  (j) The Partnership will apply the net proceeds from the sale of the Units in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus.

                  (k) The Partnership will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                  (l) [Intentionally omitted]

                  (m) Except as stated in this Agreement and in the Prospectus, the Partnership and its affiliates have not taken, and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

                  (n) The Partnership shall fully comply in a timely manner with all provisions of the Act and the Exchange Act, including the rules and regulations thereunder, in order to permit the completion of the distribution of the Units as contemplated hereby, and the registration of the Units under the Exchange Act.

         6. Representations and Warranties as to the Partnership. The Partnership represents and warrants to each Underwriter that:



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            (a) the Preliminary Prospectus Supplement and the Registration
Statement comply, and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus Supplement does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at each Closing Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Partnership expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in Section 12 hereof). Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith.

            (b) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (including the financial statements included or incorporated therein by reference), except as set forth in the Registration Statement and the Prospectus, (i) there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (A) the business, condition (financial or otherwise), results of operations, partners' or members' equity, properties or prospects of the Partnership and each subsidiary of the Partnership listed on Exhibit A hereto (the "Subsidiaries"), taken as a whole; (B) the long-term debt or equity interests of the Partnership or any of its Subsidiaries; or (C) any other transaction contemplated by this Agreement, the Registration Statement or the Prospectus (a "Material Adverse Change"); and (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Partnership or any of its Subsidiaries on any class of its equity interests. Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, there has been no material increase in the long-term debt or short-term debt of the Partnership and its Subsidiaries, and neither the Partnership nor the Subsidiary has incurred or undertaken any other liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions which are material to the Partnership and the Subsidiaries taken as a whole, except for (A) long-term debt, short-term debt, liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus, and (B) obligations of the Partnership to reimburse Atlas America, Inc. ("Atlas") and its affiliates for expenses incurred on behalf of the Partnership in the ordinary course.



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            (c) The Partnership and its affiliates have not prior to the date hereof directly or indirectly made any offer or sale of any securities which could be "integrated" with the offer and the sale of the Units by the Underwriters.

            (d) Except as disclosed in the Registration Statement and the Prospectus, no holder of any security has any rights to require registration of any security as part or on account of, or otherwise in connection with, the offer and sale of the Units as contemplated hereby.

            (e) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

            (f) Each document incorporated by reference in the Registration Statement and the Prospectus, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (g) The Partnership is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System.

            (h) The Partnership has no subsidiaries within the meaning of Rule 405 under the Securities Act other than the entities listed on Exhibit A attached hereto.

            (i) Except for the interest of the General Partner in Atlas Pipeline Operating Partnership, L.P. (the "Operating Partnership"), all of the outstanding equity interests of each Subsidiary of the Partnership are owned, directly or indirectly, by the Partnership, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance, except as disclosed in the Prospectus ("Permitted Encumbrances"); and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.



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            (j) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Units or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Units or prevents or suspends the sale of the Units in any jurisdiction referred to in Section 5(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

            (k) There is no alleged liability, or to the best knowledge of the Partnership, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Partnership or any of its Subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by the Partnership or such subsidiary, as the case may be, or (B) any violation or alleged violation of any federal, state or local law or regulation relating to the protection of human health and safety or the environment, or regulating hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), which alleged or potential liability is required to be disclosed in the Prospectus, other than as disclosed therein, or could reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the General Partner, the Partnership and the Subsidiaries taken as a whole ("Material Adverse Effect"). The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

            (l) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Partnership or any Subsidiary and any person that would give rise to a valid claim against the Partnership or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. To the knowledge of the Partnership and the General Partner, there are no arrangements, agreements, understandings, payments or issuance with respect to the Partnership, the General Partner or any of their respective officers, partners, employees, Subsidiaries or affiliates that may affect the Underwriters' compensation as determined by the NASD.

            (m) Each of the Partnership and its Subsidiaries has (A) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except for (i) taxes not yet payable, (ii) as described in the Prospectus and the financial statements included or incorporated therein by reference and (iii) such liens, charges, encumbrances and restrictions as do not detract from the value thereof and do not materially interfere with the use thereof taken as a whole as such properties and assets have been used in the past and are proposed to be used in the future), (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which leases is valid and binding and no default exists thereunder, except for defaults that could not reasonably be expected to have a Material Adverse Effect, (C) all material licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by any of them in the manner described in the Prospectus and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and each of the Partnership and its Subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto and no Authorization contains any condition materially burdensome to the Partnership and its Subsidiaries, taken as a whole. All material leases to which the Partnership or any of its Subsidiaries is a party are valid and binding and no default by the Partnership or such Subsidiary, as the case may be, has occurred and is continuing thereunder and, to the best knowledge of the General Partner and the Partnership, no material defaults by the landlord are existing under any such lease, except those defaults that could not reasonably be expected to have a Material Adverse Effect.

            (n) Except as disclosed in the Prospectus, no relationship, direct or indirect, exists between or among the Partnership or any of its Subsidiaries on the one hand, and the officers, stockholders, customers or suppliers of the Partnership, any of its Subsidiaries or the General Partner on the other hand, which is required by the Securities Act to be described in the Prospectus.

            (o) Except as disclosed in the Prospectus, none of the Partnership or any of its Subsidiaries is subject to rate or terms of service regulation under federal or state law.



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

            (p) Except as permitted under applicable law and the Securities Act Regulations and the Exchange Act Regulations, none of the General Partner, the Partnership or any of its Subsidiaries, or any person acting on their behalf, has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Partnership or any of its Subsidiaries to facilitate the sale or resale of the Units or (B) since the date of the Preliminary Prospectus Supplement (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Units or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the General Partner, the Partnership or any of its Subsidiaries.

            (q) The Partnership and each Subsidiary has been duly formed and is validly existing and in good standing as a limited partnership or limited liability company under the laws of its jurisdiction of organization, with full power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Partnership and each Subsidiary is duly registered or qualified and in good standing as a foreign limited partnership or limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

            (r) The General Partner has been duly formed and is a limited liability company validly existing and in good standing under the laws of the State of Delaware with full company power and authority to own or lease its properties, to conduct its business and to act as general partner of the Partnership and the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

            (s) The General Partner is the sole general partner of the Partnership with a general partner interest as described in the Prospectus; its general partner interest was duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (the "Partnership Agreement"); the General Partner owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement); such Incentive Distribution Rights were duly authorized and validly issued in accordance with the Partnership Agreement; and, except for liens securing any commercial bank or institutional lender to Atlas or any of its Affiliates, (the "Permitted Encumbrances") the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, equities, charges or claims.

            (t) The Subordinated Units (as defined in the Partnership Agreement) have been converted, on a one for one basis, into Common Units in accordance with the Partnership Agreement (Subordinated Units so converted, the "Converted Units").

            (u) The outstanding Common Units (which includes the Converted Units) are set forth in the Prospectus. All outstanding Common Units (including the Converted Units) representing limited partnership interests in the Partnership were duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Our Partnership Agreement - Limited Liability").

            (v) At the Closing Time or the Option Closing Time, as the case may be, there will be issued to the Underwriters the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Our Partnership Agreement--Limited Liability").

            (w) At the Closing Time and the Option Closing Time, the General Partner and the Partnership will own a general partner and limited partner interest, respectively, in the Operating Partnership as described in the Prospectus; such interests have been duly authorized and validly issued in accordance with the Partnership Agreement of the Operating Partnership (as the same may be amended and restated at or prior to the date hereof, the "Operating Partnership Agreement" and together with the Partnership Agreement, the "Partnership Agreements") and are fully paid (to the extent required under the Operating Partnership Agreement) and the limited partnership interest will be nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Our Partnership Agreement--Limited Liability"); and the General Partner and the Partnership owns such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

            (x) At the Closing Time and the Option Closing Time, all of the member interests in the General Partner are owned, directly or indirectly, by Atlas free and clear of all liens, encumbrances, security interest, equities, charges or claims (other than the security interest granted to Wachovia Bank, N.A. in connection with the Revolving Credit and Term Loan Agreement, dated March 12, 2004).

            (y) Except for (i) the General Partner's general partner interest in the Partnership and the Operating Partnership, (ii) the General Partner's limited partner interest in the Partnership, (iii) the Partnership's limited partner interest in the Operating Partnership, and (iv) the Operating Partnership's member interests in the Operating Subsidiaries (as defined in Section 8(c)(v) hereof and Atlas Pipeline Mid-Continent LLC's limited partner interest in Elk City Oklahoma Pipeline, Ltd. and membership interests in Elk City Oklahoma GP, LLC, none of the General Partner, the Partnership or its Subsidiaries own, directly or indirectly, any equity or long term debt securities of any person, or have any membership, participation or other interest in any firm, partnership, limited liability company, joint venture, association or other entity.

            (z) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership pursuant to the Partnership Agreement or any agreement or other instrument to which the Partnership is a party or by which it may be bound. Except as described in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership under the Securities Act. Except as described in the Prospectus and grants made pursuant to the Partnership's Long-Term Incentive Plan ("LTIP"), there are no outstanding options or warrants to purchase any Common Units or other partnership interests or distribution rights in the Partnership or its Subsidiaries. The Units, when issued and delivered against payment therefor as provided herein will conform in all material respects to the description thereof contained in the Prospectus. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Prospectus. At the Closing Time and the Option Closing Time, all action required to be taken by the Partnership or the General Partner or any of their respective partners or members for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

            (aa) The execution and delivery of, and the performance by the General Partner and the Partnership of their respective obligations under, this Agreement have been duly and validly authorized by each of them, and this Agreement has been duly executed and delivered by each of them, and constitutes the valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; provided that, with respect to each agreement described in this Section 6(aa), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

            (bb) The Partnership Agreement and the Operating Partnership Agreement have been duly authorized, executed and delivered by each of the General Partner and the remaining parties thereto, and are valid and legally binding agreements, enforceable in accordance with their respective terms; provided that, with respect to each agreement described in this Section 6(bb), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

            (cc) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the General Partner or the Partnership, or the consummation of the transactions contemplated hereby and thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership or other organizational documents of the Partnership, any Subsidiary or the General Partner, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Partnership, any Subsidiary or the General Partner is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Partnership, any Subsidiary or the General Partner or any of their properties in a proceeding to which any of them or their property is a party or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership, any Subsidiary or the General Partner, in the case of clauses (ii), (iii) or (iv), which conflicts, breaches, violations or defaults would have a Material Adverse Effect.

            (dd) No permit, consent, approval, certificate, authorization or order of any person, court, governmental agency or body is required in connection with the execution, delivery and performance of, or the consummation by any of the Partnership and the General Partner of the transactions contemplated by this Agreement except (i) such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) such permits, consents, approvals, certificates and similar authorizations which have been, or prior to the Closing Time will be, obtained and (iii) such permits, consents, approvals, certificates and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

            (ee) None of the Partnership, the General Partner or any Subsidiary is in (i) violation of its agreement of limited partnership, or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect.

            (ff) The accountants, Grant Thornton LLP, who have certified or shall certify the audited financial statements included or incorporated by reference in the Registration Statement, any Preliminary Prospectus Supplement and the Prospectus (or any amendment or supplement thereto), are independent registered public accountants as required by the Securities Act and the Securities Act Regulations.

            (gg) The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Partnership and its Subsidiaries at the respective dates or for the respective periods and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected historical financial information set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption "Summary Historical Consolidated and Other Financial Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived. The unaudited pro forma financial information (including the related notes) included in any Preliminary Prospectus Supplement complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Partnership believes that the assumptions have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Partnership and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Registration Statement or the Prospectus;

            (hh) There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against the General Partner, the Partnership or any Subsidiary, or to which the General Partner, the Partnership or any Subsidiary is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act.

            (ii) The Partnership has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the general rules and regulations thereunder.

            (jj) The Partnership and its Subsidiaries have such consents, easements, rights-of-way or licenses from any person ("rights-of- way") as are necessary to the conduct of the Partnership's business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such rights-of-way which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership and its Subsidiaries has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership and its Subsidiaries, taken as a whole.

            (kk) The Partnership and each Subsidiary (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that
(A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (ll) The Partnership and each Subsidiary has filed (or has obtained extensions with respect to) all material federal, state and foreign, income and other tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a Material Adverse Effect, or (ii) which are being contested in good faith.

            (mm) The Partnership and its Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights owned by them or necessary for the conduct of their respective businesses, and the Partnership is not aware of any claim to the contrary or any challenge by any other person to the rights of the Partnership and its Subsidiaries with respect to the foregoing.

            (nn) None of the General Partner, the Partnership or its Subsidiaries is (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

            (oo) None of the Partnership or its Subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus, except for any such loss or interference that would not have a Material Adverse Effect.

            (pp) Except as described in or contemplated by the Prospectus, no material labor dispute with the employees of Atlas or its subsidiaries exists or, to the knowledge of the Partnership, is imminent.

            (qq) Neither the Partnership, the General Partner, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Partnership or the General Partner, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (rr) The Partnership and its Subsidiaries maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. Neither the Partnership nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made with respect to any of their assets in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Time.

            (ss) Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the General Partner or the Partnership threatened, to which any of the General Partner, the Partnership or any Subsidiary is or may be a party or to which the business or property of any of them is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership or its Subsidiaries is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to singly or in the aggregate have a Material Adverse Effect.

            (tt) The Units have been approved for listing on the New York Stock Exchange, Inc. ("NYSE"), subject only to official notice of issuance.

            (uu) The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the General Partner or the Partnership, including its consolidated subsidiaries, is made known to the General Partner's and the Partnership's chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership's auditors and the audit committee of the managing board of the General Partner have been advised of: (i) any significant deficiencies in the design or operation of the internal controls which could adversely affect the Partnership's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the General Partner's or the Partnership's internal controls; any material weaknesses in internal controls have been identified for the Partnership's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

            (vv) The Partnership has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the General Partner, the Partnership or any Subsidiary to any director of the General Partner or executive General Partner; and since July 30, 2002, neither the General Partner nor the Partnership has directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any member of the managing board of the General Partner or executive officer of the Partnership, or to or for any family member or affiliate of any member of the managing board or executive officer of the General Partner; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any member of the managing board or executive officer of the General Partner, or any family member or affiliate of any member of the managing board or executive officer, which loan was outstanding on July 30, 2002.

            (ww) Except for Anthem Securities, Inc. a wholly-owned subsidiary of Atlas, and Chadwick Securities, Inc., a wholly-owned subsidiary of Resource America, Inc., to the Partnership's and the General Partner's knowledge, there are no affiliations or associations between any member of the NASD and any of the General Partner's, the Partnership's or any Subsidiary's officers, managing board members or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

            (xx) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary's equity, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary's property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Registration Statement or the Prospectus.

            (yy) Except as disclosed in the Registration Statement and the Prospectus, none of the General Partner, the Partnership or the Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

            (zz) Each certificate signed by any officer of the General Partner and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the General Partner or the Partnership, as the case may be, to the Underwriters as to the matters covered thereby.

            Each of the General Partner and the Partnership acknowledge that the Underwriters, and for purposes of the opinions to be delivered to the Underwriters pursuant to Sections 8(c), (e) and (f) hereof, counsel for the General Partner and the Partnership and counsel for the Underwriters will rely upon the accuracy and truth of the foregoing representations, and hereby consent to such reliance.

         7. Indemnification and Contribution.

            (a) The Partnership agrees to indemnify and hold harmless each Underwriter and its affiliates (within the meaning of Rule 405 of the Act) and their respective directors, officers, employees, agents and controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) (each an "Underwriter Indemnified Party") from and against any and all losses, claims, damages, liabilities and expenses (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether or not such litigation or claim is initiated or brought by the Partnership, any Subsidiary, the General Partner or any of their affiliates, and any and all amounts paid in settlement of any claim or litigation) which, jointly or severally, any such Underwriter Indemnified Party may incur under any applicable federal or state law, or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus Supplement or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent but only to the extent that such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership or the General Partner by or on behalf of any Underwriter through you expressly for use in connection therewith (it being understood that such information is limited to the information described in Section 12 hereof); provided, further, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus Supplement shall not inure to the benefit of any Underwriter Indemnified Party on account of any such loss, claim, damage, liability or expense arising from the sale of the Units by such Underwriter Indemnified Party to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus Supplement was corrected in the Prospectus, provided that the Partnership has delivered the Prospectus to the several Underwriters in requisite quantity and on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Partnership may otherwise have.

            (b) If any action, suit or proceeding shall be brought against any Underwriter Indemnified Party in respect of which indemnity may be sought against the Partnership, such Underwriter Indemnified Party shall promptly notify the Partnership in writing, and the Partnership may elect to assume the defense thereof, including the employment of counsel (which counsel shall be reasonably acceptable to such Underwriter Indemnified Party) and payment of all reasonable fees and expenses. The failure or delay by an Underwriter Indemnified Party to notify the indemnifying party shall not relieve it from liability which it may have to an Underwriter Indemnified Party unless such failure or delay materially prejudices the indemnifying party's ability to defend such action, suit or proceeding on behalf of such Underwriter Indemnified Party. Such Underwriter Indemnified Party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the Partnership has agreed in writing to pay such fees and expenses, (ii) the Partnership has failed to assume the defense or employ counsel reasonably satisfactory to such Underwriter Indemnified Party or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter Indemnified Party and the Partnership, any Subsidiary, the General Partner or any of their affiliates, and such Underwriter Indemnified Party shall have been advised by its counsel that representation of such Underwriter Indemnified Party and the Partnership, any Subsidiary, the General Partner or any of their affiliates by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter Indemnified Party) or that there may be legal defenses available to such Underwriter Indemnified Party that are different from or in addition to those available to the Partnership, Subsidiary, General Partner or affiliate. It is understood, however, that the Partnership shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriter Indemnified Parties not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by you, and that all such fees and expenses shall be reimbursed as they are incurred. The Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Partnership shall indemnify and hold harmless any Underwriter Indemnified Party, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the General Partner, their respective officers who sign the Registration Statement, and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus Supplement, or any amendment or supplement thereto (it being understood that such information is limited to the information described in Section 12 hereof). If any action, suit or proceeding shall be brought against the Partnership, the General Partner, any of such officers or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus Supplement, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Partnership by paragraph (b) above (except that if the Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Partnership, the General Partner, any of such officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

            (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if, but only if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Partnership on the one hand, and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or any of its affiliates on the one hand, or by the Underwriters on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 10 hereof) and not joint.

            (f) No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

            (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership, the General Partner, or any of their respective directors or officers or any person controlling the Partnership, (ii) acceptance of any Units and payment therefor in accordance with the terms of this Agreement, and (iii) any termination of this Agreement. A successor to any Underwriter Indemnified Party, or to the Partnership, the General Partner, or any of their respective directors or officers or any person controlling the Partnership shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall be or have been timely made, as the case may be; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Partnership, the General Partner or any Underwriter, threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of Atlas, the General Partner, the Partnership or the Subsidiaries, not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Units, or (ii) any event or development relating to or involving Atlas, the General Partner, the Partnership or the Subsidiaries, or any executive officer or director of any of such entities which makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Units.

            (c) You shall have received on the Closing Time, an opinion of Ledgewood, counsel for the Partnership, dated the Closing Time and addressed to you, as Representatives of the several Underwriters, to the effect that:

               (i) The Partnership and the Operating Partnership have each been duly formed and are validly existing and in good standing as limited partnerships under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") with all necessary power and authority to own or lease their properties, and conduct their business, in each case in all material respects as described in the Registration Statement and the Prospectus.

               (ii) The Partnership, the Operating Partnership and the General Partner are duly registered or qualified as a foreign limited partnerships or foreign limited liability companies, as applicable, for the transaction of business under the laws of the States of New York, Pennsylvania and Ohio; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by the Partnership, the Operating Partnership or the nature or location of the properties owned or leased by them make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a Material Adverse Effect, or (B) subject the limited partners of the Partnership and the Operating Partnership to any material liability or disability).

               (iii) The General Partner has been duly formed and is a limited liability company validly existing and in good standing under the Delaware Limited Liability Company Act (the "Delaware LLC Act"), with all necessary power and authority to own or lease its properties, conduct its business and act as general partner of the Partnership and the Operating Partnership in each case in all material respects as described in the Registration Statement and the Prospectus.

               (iv) Each of Atlas Pipeline New York LLC, Atlas Pipeline Pennsylvania LLC and Atlas Pipeline Ohio LLC has been duly formed and is a limited liability company validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all necessary company power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

               (v) Each of Atlas Pipeline Mid-Continent LLC, Elk City Oklahoma GP, LLC and Elk City Oklahoma Pipeline, Ltd. (together with Atlas Pipeline New York LLC, Atlas Pipeline Pennsylvania LLC and Atlas Pipeline Ohio LLC, the "Operating Subsidiaries") has been duly formed and is a limited liability company or limited partnership, as applicable, validly existing and in good standing under the laws of Delaware or Texas, as applicable, with all necessary company power and authority to own or lease its properties and conduct its business in each case in all material respects as described in the Registration Statement and the Prospectus.

               (vi) To such counsel's knowledge, each of the Operating Subsidiaries is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by such entity or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability).

               (vii) The General Partner is the sole general partner of the Partnership, with a 1.0101% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; the General Partner owns all of the Incentive Distribution Rights; such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid; and, except for the Permitted Encumbrances, the General Partner owns such general partner interests and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware (which opinion may be based on a lien search of the records of such office as of a recent date) or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the Delaware LP Act, as appropriate.

               (viii) Immediately prior to the issuance and sale of the Units to be issued and sold to the Underwriters pursuant to this Agreement, there are 7,205,016 Common Units, representing limited partner interests in the Partnership; such Units are the only limited partner interests in the Partnership issued and outstanding. All of such Units and the limited partner interests evidenced thereby have been duly authorized by the Partnership Agreement, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Our Partnership Agreement - Limited Liability"); the Common Units set forth in this clause and the general partner interest and Incentive Distribution Rights held by the General Partner constitute all of the outstanding partnership interests or rights to distributions from the Partnership (other than rights pursuant to grants under the LTIP).

               (ix) The 2,645,000 Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests evidenced thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Our Partnership Agreement--Limited Liability"); the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Time.

               (x) The General Partner owns a 1.0101% general partner interest in the Operating Partnership and the Partnership owns a 98.9899% limited partner interest in the Operating Partnership; such interests have been duly authorized and validly issued in accordance with the Operating Partnership Agreement, fully paid (to the extent required under the Operating Partnership Agreement) and the limited partnership interest is nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Our Partnership Agreement--Limited Liability"); and, except for the Permitted Encumbrances, the General Partner and the Partnership will own such interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any such owner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the Delaware LP Act, as applicable.

               (xi) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or the Operating Partnership pursuant to the Partnership Agreements or any other agreement or instrument known to such counsel to which the Partnership or the Operating Partnership is a party or by which either of them may be bound. To such counsel's knowledge, except as described in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or the Operating Partnership. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units or other partnership interests in the Partnership or the Operating Partnership, other than rights to acquire Common Units and receive current distributions pursuant to the LTIP. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Prospectus.

               (xii) The unitholders will not be liable under the laws of the State of Delaware for the liabilities of the Partnership or the Operating Partnership, except as provided under Sections 17-303 and 17-607 under the Delaware LP Act or in the Partnership Agreement .

               (xiii) This Agreement has been duly authorized and validly executed and delivered by the General Partner and the Partnership and constitutes a valid and binding obligation of each of such parties, enforceable against each such party in accordance with its terms, subject to
   (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity) and (B) public policy and applicable law with respect to the indemnity, contribution and exoneration provisions contained herein.

               (xiv) To the knowledge of such counsel, none of the General Partner, the Partnership or the Subsidiaries is in (A) breach or violation of the provisions of its limited liability company agreement, agreement of limited partnership, or other organizational documents or (B) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect.

               (xv) To the knowledge of such counsel, each of the General Partner, the Partnership and the Subsidiaries has such permits, consents, licenses, franchises and authorizations ("permits") of governmental or regulatory authorities as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except for such permits which, if not obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of such counsel, none of the General Partner, the Partnership or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

               (xvi) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the General Partner of the Partnership, or the consummation of the transactions contemplated hereby (A) constitutes or will constitute a violation of the Partnership Agreements or the limited liability company agreements or other organizational documents of any of the General Partner, the Partnership or the Subsidiaries (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any bond, debenture, note or any other evidence of indebtedness, any indenture or any other material agreement or instrument known to such counsel to which the General Partner, the Partnership or any Subsidiary is a party or by which any one of them may be bound, (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the laws of the Commonwealth of Pennsylvania or federal law that, in such counsel's experience, are normally applicable to transactions of the type contemplated by the foregoing, as in effect on the date hereof (other than state and foreign securities or "Blue Sky" laws, as to which such counsel may express no opinion, or federal securities laws, as to which the opinion expressed in this subparagraph (xvi) may be limited to nothing having come to such counsel's attention that leads it to believe that such a violation has or will occur), or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the General Partner, the Partnership or any Subsidiary which in the case of clauses (B), (C) or (D) would reasonably be expected to have a Material Adverse Effect.

               (xvii) No permit, consent, approval, certificate, authorization or order of any federal or state court, governmental agency or body is required in connection with the execution and delivery of, or the consummation by the General Partner or the Partnership of the transactions contemplated by this Agreement, except (A) such permits, consents, approvals, certificates and similar authorizations required under the Act and the Exchange Act, (B) such permits consents, approvals, certificates and similar authorizations required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion and (C) as described in the Prospectus.

               (xviii) The statements in the Registration Statement and Prospectus under the captions "Conflicts of Interest and Fiduciary Responsibilities," and "Our Partnership Agreement," insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Common Units and Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus under the captions " Summary--The Offering," "Summary--Our Partnership Agreement," and "Our Partnership Agreement".

               (xix) The Registration Statement was declared effective under the Act on April 5, 2004; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

               (xx) The Registration Statement and the Prospectus (other than
   (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon and (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

               (xxi) To the knowledge of such counsel, (A) there is no legal or governmental proceeding pending or threatened to which any of the General Partner, the Partnership, or the Subsidiaries is a party or to which any of their respective properties is subject that is required to be disclosed in the Prospectus and is not so disclosed and (B) there are no agreements, contracts or other documents to which any of the General Partner, the Partnership or the Subsidiaries is a party that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (xxii) None of the General Partner, the Partnership or the Subsidiaries is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (xxiii) Upon delivery to the Underwriters of certificates evidencing the Units issued in the name of the Underwriters and payment by the Underwriters of the purchase price for the Units, the Underwriters will acquire the Units free of any adverse claim (as such term is defined in Section 8-302 of the New York Uniform Commercial Code), assuming that the Underwriters are acting in good faith and without notice of any adverse claim.

               (xxiv) The Units have been approved for listing on the NYSE, subject only to official notice of issuance.


         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the General Partner and the Partnership and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and statistical data included therein, including the notes and schedules thereto and the auditors' reports thereon and
(ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements and statistical data included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of its issue date and the Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


         In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the General Partner, the Partnership and the Subsidiaries, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, and the laws of the Commonwealth of Pennsylvania,
(D) state that they express no opinion with respect to the title of any of the General Partner, the Partnership and the Subsidiaries to any of their respective real or personal property and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the General Partner, the Partnership and the Subsidiaries may be subject.

            (d) The Partnership shall have filed with the Commission a Current Report on Form 8-K for the purpose of filing the form of this Agreement and certain opinions of counsel to the Partnership relating to the transactions contemplated hereby.

            (e) You shall have received on the Closing Time an opinion of Dickstein Shapiro Morin & Oshinsky LLP, counsel for the Underwriters, dated the Closing Time and addressed to you, as Representatives of the several Underwriters, with respect to the issuance and sale of the Units, the Registration Statement and the Prospectus (together with any supplement or amendment thereto) and other related matters as the Representatives may reasonably require.

            (f) You shall have received on the Closing Time a letter from Ledgewood confirming the opinion that is filed as Exhibit 8.1 to the Current Report on Form 8-K relating to certain tax matters with respect to the Units and stating that the Underwriters may rely upon such opinion as if it were addressed to them.

            (g) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Time from Grant Thornton LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

            (h) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or taken or, to the knowledge of the Partnership and the General Partner, shall be threatened by the Commission at or prior to the Closing Time;
(ii) there shall not have been any change in the partners' capital or members' equity of the Partnership, the Operating Partnership or the General Partner, as the case may be, nor any material increase in the short-term or the long-term debt of the Partnership, the Operating Partnership or the General Partner (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in or affecting the condition (financial or other), business, prospects, operations, properties, net worth or results of operations of Atlas, the General Partner, the Partnership or the Subsidiaries taken as a whole which makes it, in your judgment, impracticable or inadvisable to proceed with the public offering of the Units as contemplated by the Prospectus; (iv) the General Partner, the Partnership and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Partnership contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Time as if made on and as of the Closing Time.

            (i) The General Partner and the Partnership shall not have failed, at or prior to the Closing Time, to have performed or complied in all material respects with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Time.

            (j) The NYSE shall have approved the Units for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

            (k) The General Partner and the Partnership shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

            (l) There shall have been furnished to you at the Closing Time a certificate reasonably satisfactory to you, signed on behalf of the General Partner and the Partnership by the General Partner by the President or the Executive Vice President and the Chief Financial Officer thereof to the effect that: (A) the representations and warranties of the General Partner and the Partnership, contained in this Agreement are true and correct at and as of the Closing Time as though made at and as of the Closing Time; (B) each of the General Partner and the Partnership, has in all material respects performed all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to the Closing Time; (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or taken or, to the knowledge of the General Partner and the Partnership, threatened by the Commission, and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (D) the Common Units have been duly approved for listing, subject to official notice of issuance, on the NYSE; and
(E) no event contemplated by subsection (h) of this Section 8 in respect of the Partnership shall have occurred.

            (m) [Intentionally omitted]

            (n) [Intentionally omitted]

            (o) On the Closing Time and the Option Closing Time, as applicable, the General Partner shall have made capital contributions in immediately available funds to the Partnership aggregating two percent of the proceeds to the Partnership of the sale of Common Units purchased by the Underwriters on such dates.

         All such opinions, certificates, letters and other documents referred to in this Section 8 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel. The Partnership shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request.

         The several obligations of the Underwriters to purchase Option Units hereunder are subject to the satisfaction on and as of any Option Closing Time of the conditions set forth in this Section 8, except that, if any Option Closing Time is other than the Closing Time, the certificates, opinions and letters referred to in paragraphs (c) through (f), (j), (l) and (m) shall be dated the Option Closing Time in question and the opinions called for by paragraphs (c) and (e), as applicable, shall be revised to reflect the sale of the Option Units.

         9. Expenses. The Partnership agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp taxes in connection with the original issuance and sale of the Units;
(iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the listing of the Common Units on NYSE; (vi) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the NASD's review and approval of the Underwriters' participation in the Offering and the distribution of the Units; (viii) accommodations, transportation and other expenses incurred by or on behalf of the Underwriters and officers and employees of the Partnership in connection with roadshow presentations to prospective purchasers of the Units; and (ix) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership.

         10. Effective Date of Agreement. This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Partnership by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Partnership.

         If any one or more of the Underwriters shall fail or refuse to purchase Firm Units which it or they are obligated to purchase hereunder on the Closing Time, and the aggregate number of Firm Units which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Firm Units which the Underwriters are obligated to purchase on the Closing Time, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with the Master Agreement Among Underwriters of Friedman, Billings, Ramsey & Co., Inc, to purchase the Firm Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase (such units plus the Firm Units, collectively the "Initial Units"). If any one or more of the Underwriters shall fail or refuse to purchase Firm Units which it or they are obligated to purchase on the Closing Time and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units which the Underwriters are obligated to purchase on the Closing Time and arrangements satisfactory to you and the Partnership for the purchase of such Firm Units by one or more non-defaulting Underwriters or other party or parties approved by you and the Partnership are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case which does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If any one or more of the Underwriters shall fail or refuse to purchase Option Units which it or they are obligated to purchase hereunder on the Option Closing Time, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with the Master Agreement Among Underwriters of Friedman, Billings, Ramsey & Co., Inc., to purchase the Option Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Partnership, purchases Units which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the General Partner or the Partnership, by notice to the Partnership, if prior to the Closing Time or any Option Closing Time (if different from the Closing Time and then only as to the Option Units), as the case may be, (i) trading in securities generally on the NYSE shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Virginia shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, act of terrorism, declaration of war or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Units at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Units by the Underwriters. Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, and the statements in the 4th, 5th, 7th, 8th, 9th, 12th (last sentence) 13th, 14th and 15th paragraphs under the caption "Underwriting" in any Preliminary Prospectus Supplement and in the Prospectus Supplement, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(a) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 7, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the General Partner or the Partnership, at the office of the Partnership at 311 Rouser Road, Moon Township, Pennsylvania 15108, Attention: Michael Staines, or (ii) if to you, as Representatives of the several Underwriters, care of Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 19th Street North, Arlington, Virginia 22209,
Attention: James R. Kleeblatt.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the General Partner, the Partnership, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.

         14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.








                  [Remainder of page intentionally left blank]

          Please confirm that the foregoing correctly sets forth the agreement among the Partnership, the Operating Partnership, the General Partner and the several Underwriters.

               Very truly yours,

               ATLAS PIPELINE PARTNERS, L.P.

               By:      ATLAS PIPELINE PARTNERS GP, LLC,
                        its General Partner



               By:      /s/ Michael L. Staines
                        ----------------------------------------------

               Name:
                        ----------------------------------------------

               Title:
                        ----------------------------------------------



               ATLAS PIPELINE PARTNERS GP, LLC



               By:    /s/ Michael L. Staines
                      -----------------------------------------------

               Name:
                      -----------------------------------------------

               Title:
                      -----------------------------------------------

Confirmed as of the date first above mentioned on behalf of itself and the other several Underwriters named in Schedule I hereto.


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

A.G. EDWARDS & SONS, INC.

WACHOVIA CAPITAL MARKETS, LLC

KEYBANC CAPITAL MARKETS, a Division

         of McDONALD INVESTMENTS INC.

SANDERS MORRIS HARRIS INC.

By: FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



By:      /s/ James R. Kleeblatt
         ------------------------------------
         James R. Kleeblatt
         Senior Managing Director, Syndicate



For themselves and as Representatives of the other

several Underwriters named on Schedule I hereto.

                                   SCHEDULE I


                         Atlas Pipeline Partners, L.P.



                                                          Number of Firm Units
         Underwriter                                        to be Purchased
-------------------------------------------------------   --------------------
Friedman, Billings, Ramsey & Co., Inc. ................        1,035,000
A.G. Edwards & Sons, Inc...............................          517,500
Wachovia Capital Markets, LLC..........................          402,500
KeyBanc Capital Markets, a
               Division of McDonald Investments Inc. ..          230,000
Sanders Morris Harris Inc..............................          115,000
                                                               =========
Total .................................................        2,300,000
                                                               =========

              EXHIBIT A


             Subsidiaries

Atlas Pipeline Operating Partnership, L.P.
Atlas Pipeline Pennsylvania, LLC
Atlas Pipeline Ohio, LLC
Atlas Pipeline New York, LLC
Atlas Pipeline Mid-Continent LLC
Elk City Oklahoma Pipeline, Ltd.
Elk City Oklahoma GP, LLC